EXHIBIT 10.5

FIRST AMENDMENT

TO

AMENDED AND RESTATED

ADMINISTRATIVE SERVICES AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT is dated as of May 11, 2011 (“Amendment”), and is made by and between BUSINESS STAFFING, INC., a Delaware corporation (“Business Staffing”), and KAISER VENTURES LLC, a Delaware limited liability company (“Kaiser LLC”).

WHEREAS, Kaiser LLC and Business Staffing entered into that certain Amended and Restated Administrative Services Agreement dated December 31, 2010 (the “Services Agreement”);

WHEREAS, Kaiser LLC and Business Staffing desire to clarify and modify the Services Agreement to provide that upon the occurrence of a change of control of Kaiser LLC, as that term is defined herein, the full severance compensation, severance benefits and related severance costs for all employees of Business Staffing shall be immediately billed to and be immediately paid by Kaiser LLC.

NOW, THEREFORE, in consideration of the foregoing, and the respective covenants and agreement of the parties contained herein and in the Services Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. AMENDMENT BY THE ADDITION OF PARAGRAPH 4(a)(III). Paragraph 4(a) of the Services Agreement is hereby amended by the addition of the following new Paragraph 4(a)(iii) which shall read as follows:

(iii) Notwithstanding anything that may be contained or construed to be contained to the contrary in the Services Agreement, upon the occurrence of a Change of Control of Kaiser LLC, as defined herein, the full amount of all severance compensation, severance benefits and related severance costs for all employees of Business Staffing existing immediately prior to the Change of Control, (all of which are Personnel Costs), shall be immediately billed to and shall be paid upon receipt by Kaiser LLC regardless of whether severance compensation, severance benefits and related severance costs are actually due and payable at such time to any particular employee. The term “Change in Control” as used in this Agreement shall mean: (i) the approval of any plan or proposal by the unitholders of Kaiser LLC as required by the Kaiser LLC operating agreement to dissolve and liquidate Kaiser LLC unless its business is to be continued without any material change by an Excluded Person (as defined below); (ii) the consummation of the sale, conveyance or other disposition of all or substantially all the assets of Kaiser LLC (in one or a series of transactions to one or more persons) other than to an Excluded Person; (iii) the consummation of a reorganization, merger, share exchange or consolidation other than with an Excluded Person (or other than where the Excluded Person is the surviving entity); (iv) any person becomes an Acquiring Person except as the result of (a) an acquisition of voting securities of Kaiser LLC by Kaiser LLC or (b) an acquisition of voting securities of Kaiser LLC as authorized by the Board of Managers; and/or (iv) the date on which there is a change in the majority of the members of the Board of Managers of Kaiser LLC over a rolling twenty-four month period without the affirmative approval of the majority of Managers of Kaiser LLC at the commencement of the applicable twenty-four month period. For purposes of this definition of Change of Control, the following terms will have the following meanings:

(1) “Acquiring Person” means any person or group other than an Excluded Person who or which, alone or together with all affiliates of the Acquiring Person, is the beneficial owner of 50% or more of the voting securities of Kaiser LLC.

(2) “Affiliate” means, with respect to any specified person, any other person controlling or controlled by, or under common control with, such specified person.

(3) “Excluded Person” means any corporation or other entity of which at least 50% of the voting securities are beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the voting securities of Kaiser LLC immediately prior to the relevant transaction.

(4) “Group” has the meaning given in Section 13(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”).

(5) “Person” shall be as defined in Section 13 (h)(8)(E) of the Exchange Act.

2. AMENDMENT TO PARAGRAPH 4(c). Paragraph 4(c) of the Services Agreement is hereby amended by the following sentence being added at the end of the existing Paragraph 4(c).

Upon the occurrence of a Change of Control as defined in this Agreement, the billing and payment of the Cost of Services may occur more frequently than once a month and the amounts due under the provisions of Paragraph 4(a)(iii) shall be immediately billed to and be paid upon receipt of billing by Kaiser LLC.

3. RATIFICATION OF SERVICES AGREEMENT AS AMENDED. The Services Agreement is not amended in any respect except as expressly provided herein, and the Services Agreement as amended by this Amendment is hereby ratified and approved in all respects.

IN WITNESS WHEREOF, this Amendment has been executed and delivered by the duly authorized officers or representatives of each of the Parties hereto, to be effective as of the date set forth above.

[SIGNATURES ON SEPARATE PAGE]

KAISER VENTURES LLC		BUSINESS STAFFING, INC.

By:	/s/ Richard E. Stoddard	By:	/s/ James F. Verhey
	Richard E. Stoddard		James F. Verhey
	President & Chief Executive Officer		Vice President

Approved by the Board of Managers of Kaiser Ventures LLC and as to final form by the Human Relations Committee of Kaiser Ventures LLC

By:	/s/ Ronald E. Bitonti
Ronald E. Bitonti, Member
Human Relations Committee

By:	/s/ Gerald A. Fawcett
Gerald A. Fawcett, Member
Human Relations Committee

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